                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial  Highlights of the Small Cap Fund" in the  Prospectus/Proxy  Statement,  to the reference to our firm in Exhibit A to the  Prospectus/Proxy  Statement  and to the use of our
reports on UBS U.S.  Small Cap  Growth  Fund,  a series of The UBS Funds,  dated
August 27, 2002 and UBS Enhanced  Nasdaq-100  Fund, a series of UBS Mutual Funds
Securities  Trust,  dated November 8, 2002, which are incorporated by reference, in this Registration  Statement (Form N-14 No. 33-47287 and 811-6637) of The UBS
Funds.

                   ERNST & YOUNG LLP

New York, New York
August 5, 2003